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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We consent to the use of our report dated March 21, 2003 related to the consolidated balance sheets of Inland Retail Real Estate Trust, Inc. as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, our report dated March 14, 2002 related to the combined historical summary of gross income and direct operating expenses of The Thomas Properties Acquired in 2002 for the year ended December 31, 2001, our report dated April 24, 2002 related to the historical summary of gross income and direct operating expenses of Riverstone Plaza for the year ended December 31, 2001, our report dated July 17, 2002 related to the combined historical summary of gross income and direct operating expenses of The Properties Acquired from Centennial American Properties for the year ended December 31, 2001, our report dated August 20, 2002 related to the historical summary of gross income and direct operating expenses of Cox Creek Centre for the period from March 1, 2001 (commencement of operations) to December 31, 2001, our report dated August 20, 2002 related to the historical summary of gross income and direct operating expenses of Sycamore Commons for the period from July 25, 2001 (commencement of operations) to December 31, 2001, our report dated October 19, 2002 related to the historical summary of gross income and direct operating expenses of Shops on the Circle for the year ended December 31, 2001, our report dated November 22, 2002 related to the combined historical summary of gross income and direct operating expenses of Properties Acquired from Manekin LLC for the year ended December 31, 2001, our report dated November 22, 2002 related to the historical summary of gross income and direct operating expenses of Presidential Commons for the year ended December 31, 2001, our report dated October 1, 2002 related to the historical summary of gross income and direct operating expenses of City Crossing for the period from August 1, 2001 (commencement of operations) to December 31, 2001, our report dated December 17, 2002 related to the historical summary of gross income and direct operating expenses of Rosedale Commons for the year ended December 31, 2001, our report dated December 30, 2002 related to the historical summary of gross income and direct operating expenses of Columbiana Station for the year ended December 31, 2001, our report dated February 27, 2003 related to the historical summary of gross income and direct operating expenses of The Overlook at King of Prussia for the year ended December 31, 2002, our report dated February 28, 2003 related to the combined historical summary of gross income and direct operating expenses of The Properties Acquired from BVT Institutional Investments, Inc. for the year ended December 31, 2002, and our report dated March 4, 2003 related to the combined historical summary of gross income and direct operating expenses of The Properties Acquired from North American Properties for the year ended December 31, 2002, all incorporated herein by reference.

We consent to the use of our report dated May 22, 2003 related to the historical summary of gross income and direct operating expenses of The Creeks of Virginia for the year ended December 31, 2002, our report dated June 2, 2003 related to the historical summary of gross income and direct operating expenses of Town and Country Circle for the year ended December 31, 2002, our report dated June 2, 2003 related to the combined historical summary of gross income and direct operating expenses of The

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Properties Acquired from BVT Institutional Investments, Inc. in 2003 for the year ended December 31, 2002, our report dated June 2, 2003 related to the combined historical summary of gross income and direct operating expenses of The Properties Acquired from Thomas Enterprises in 2003 for the year ended December 31, 2002 and our report dated June 2, 2003 related to the historical summary of gross income and direct operating expenses of Birkdale Village for the year ended December 31, 2002 all included herein and to the reference to our firm under the heading "Experts" in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11.

                                                                   KPMG LLP

Chicago, Illinois
June 6, 2003